Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
by and among
HEALTH RIGHT DISCOVERIES, INC.,

COMMON COMPOUNDS, INC.,
EZPHARMARX, LLC
and

 HUNTER BURROUGHS,

THE SOLE SHAREHOLDER OF COMMON COMPOUNDS, INC.

AND

THE SOLE MEMBER OF EZPHARMARX, LLC

Dated as of August 17, 2017

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 17, 2017 (the “Effective Date”), is by and among HEALTH-RIGHT DISCOVERIES, INC., a Florida corporation (“HRD”), COMMON COMPOUNDS, INC., an Arkansas corporation (“CCI”), EZPHARMARARX, LLC, an Arkansas limited liability company (“EZRX,” and together with CCI collectively, the “Company”) and HUNTER BURROUGHS, an individual and resident of the State of Arkansas and the sole shareholder of the Company (the “Shareholder”). Each of the foregoing entities or individuals is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Shareholder owns beneficially and of record one hundred percent (100%) of each of (a) the issued and outstanding shares of capital stock of CCI (the “CCI Shares”); and (b) the issued and outstanding limited liability company membership interests of EZRX (the “Interests,” and collectively with the CCI Shares, collectively the “Company Securities”); and

WHEREAS, the Shareholder wishes to sell, convey and transfer to HRD all of the Company Securities, and HRD wishes to purchase from the Shareholder all of the Company Securities, in each case pursuant to and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the Parties agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE COMPANY SECURITIES

1.1           Sale and Purchase; Purchase Price. Subject to the terms and conditions set forth in this Agreement, at Closing (as hereinafter defined), the Shareholder shall assign, transfer, convey and deliver the Company Securities to HRD and HRD shall purchase, acquire and accept the Company Securities from the Shareholder in exchange for a purchase price consisting of (a) $6,100,000 in cash (the “Cash Purchase Price”); and (b) 1,751,580 “restricted” shares of HRD’s common stock (the “HRD Shares,” and together with the Cash Purchase Price, collectively, the “Purchase Price”). The Purchase Price shall be subject to adjustment for any increases or decreases in working capital between the Execution Date and the Closing Date (as hereinafter defined).

1.2           Payment of the Purchase Price. At Closing, HRD shall (a) issue the HRD Shares to the Shareholder; (b) pay to the Shareholder $3,600,000, subject to any Closing adjustments as set forth in Section 1.3, by wire transfer in immediately available funds to such bank or brokerage account as may be designated by the Shareholder; and (c) execute and deliver to the Shareholder a promissory note for the balance of the Cash Purchase Price in the form of Exhibit A hereto (the “Note”).

2 | Page

1.3           Net Working Capital At Closing. At Closing, the Company shall have, in the aggregate, Net Working Capital of no less than Two Hundred Thousand Sixty-Three Thousand Four Hundred and No/100 Dollars ($263,400.00). The term “Net Working Capital” means, as of any particular date, an amount equal to the current assets reflected on the balance sheet of the Company, minus the current liabilities reflected on such balance sheet. For purposes of calculating the Net Working Capital as of Closing, such amount shall be estimated in accordance with the provisions of Section 1.4, with a subsequent final calculation to be made in accordance with Section 1.4. In the event, any estimated shortfall in the Net Working Capital as of Closing is identified prior to Closing, such estimated shortfall shall be a preliminary adjustment to the Cash Purchase Price payable at Closing pursuant to Section 1.4.

1.4          Closing Statements. For purposes of identifying any estimated shortfall in the Net Working Capital pursuant to Section 1.3, the initial calculation shall be estimated by the Parties in good faith at Closing based on the most current interim financial statements included in the Company Financial Statements (as hereinafter defined) with provisional adjustments as shall be mutually agreed upon at Closing and such estimate shall be called the “Preliminary Closing Statement.” No later than forty-five (45) days after Closing, HRD and the Shareholder shall prepare the “Final Closing Statement” reflecting the final determination of Net Working Capital as of Closing, determined in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied with prior periods. If such Final Closing Statement reflects Net Working Capital at Closing pursuant to Section 1.3 was less than the amount estimated at Closing on the Preliminary Closing Statement, the Shareholder shall refund the amount of such shortfall to HRD on or before the tenth (10th) business day after the Final Closing Statement is agreed upon by HRD and the Shareholder. If the Final Closing Statement indicates that Net Working Capital at Closing was in excess of the amount estimated on the Preliminary Closing Statement, HRD shall pay any such excess to the Shareholder within said ten business (10) day period. If HRD and the Shareholder are unable to agree on the Final Closing Statement within thirty (30) days after the Closing, they shall appoint the firm of Dye CPAs and Advisors (the “Accountants”) to make such determination, which determination shall be final and binding upon HRD and the Shareholder the purposes of this Agreement. HRD and the Shareholder shall each pay one-half the cost of the Accountants.

1.5          Continuing Liabilities. After Closing, the Company will have no continuing liabilities, debts, claims, commitments and obligations of any kind or nature, known or unknown, direct or indirect, contingent or obsolete, other than (a) such obligations as may arise under the Contracts (as hereinafter defined) after Closing; (b) obligations identified on the balance sheet and as reflected on the balance sheet as of the Balance Sheet Date (as hereinafter defined) included in the Company Financial Statements (as hereinafter defined), together with trade payables incurred in the ordinary course since the Balance Sheet Date; (c) matters set forth on the Company Disclosure Schedule (as hereinafter defined); and (d) such other obligations, if any, as are included in the calculation of Net Working Capital (collectively, the “Continuing Liabilities”). Immediately prior to Closing, the Shareholder shall satisfy and release, or assume responsibility for, all liabilities, debts, claims, commitments or obligations other than the Continuing Liabilities, including, without limitation the $275,000 obligation of the Company to Burroughs & Partners, LLC reflected on the balance sheet as of the Balance Sheet Date and the Lien (as hereinafter defined) on the Company’s assets securing the Shareholder’s obligation to Funding Post and the Shareholder shall provide HRD evidence thereof.

3 | Page

1.6          Closing. Closing of the transactions contemplated by this Agreement (“Closing”) shall occur, by exchange of executed documents delivered via overnight courier, facsimile or email, on the third (3rd) business day after last of the conditions set forth in Article IV have been satisfied or such other date as may be agreed to by the Parties. The date and time of the Closing (the “Closing Date”) for all purposes under this Agreement, including any calculations to be made as of the Closing Date hereunder, shall be 11:59 p.m., Eastern Time, on the date of the Closing with any receipts allocable to and expenses incurred on such day being allocated to the Shareholder.

1.7          Closing Deliveries by the Shareholder. At Closing, the Shareholder shall deliver or cause to be delivered to HRD:

(a)          Certificates evidencing the CCI Shares, duly endorsed for transfer to HRD;

(b)          An Assignment of the Interests in the form of Exhibit C hereto, duly executed by the Shareholder;

(c)          A five-year Non-Competition and Non-Solicitation Agreement in the form of Exhibit D hereto, duly executed by the Shareholder;

(d)          A right of first refusal agreement in the form of Exhibit E hereto, duly executed by the Shareholder;

(e)          A reciprocal commissions agreement, in the form of Exhibit F hereto, duly executed by Shareholder;

(f)           The duly executed resignation of the Shareholder as a director, officer or manager of the Company, as the case may be;

(g)          Evidence of a payoff of the obligation to Burroughs & Partners, LLC and Funding Post as referenced in Section 1.5 of this Agreement; and

(h)          Such other documents as counsel to HRD may reasonably request in order to effect the consummation of the transactions contemplated by this Agreement.

4 | Page

1.8          Closing Deliveries and Actions by HRD. At Closing, HRD shall deliver or cause to be delivered to the Shareholder:

(a)          The Cash Purchase Price for the Company Securities, in accordance with Section 1.2;

(b)          Certificates evidencing the HRD Shares registered in the name of the Shareholder;

(c)          The Note, duly executed by HRD;

(d)          Grants of options (the “Options”) under and subject to the terms of HRD’s 2015 Stock Incentive Plan (the “Plan”), to employees of the Company in the names and denominations set forth on Exhibit H hereto, to purchase up to 876,666 HRD Shares at an exercise price of $0.35 per HRD Share, having the vesting provisions and term set forth on Exhibit H and evidenced by duly executed stock option agreements in the form customarily used by HRD;

(e)          HRD’s countersignature on the documents to be duly executed and delivered by the Shareholder to HRD pursuant to Section 1.7; and

(f)           Such other documents as counsel to the Shareholder and the Company may reasonably request in order to effect the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

2.1          Representations and Warranties of the Company and the Shareholder. The Company and the Shareholder, jointly and severally, represent and warrant to HRD, that as of the Effective Date and as of the Closing Date (except where another date or period of time is specifically stated herein), except as set forth on the disclosure schedule attached hereto (the “Company Disclosure Schedule”):

(a)           Organization and Qualification. CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. EZRX is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. To the knowledge of Shareholder, each of CCI and EZRX is qualified to do business as a foreign entity in each jurisdiction where the character of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries.

5 | Page

(b)           Authorization; Enforcement. The Company and the Shareholder each have the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and all other agreements contemplated to be executed and delivered hereunder (collectively, the “Transaction Agreements”) and to otherwise to carry out their respective obligations hereunder and thereunder. The execution and delivery of the Transaction Agreements by the Company and the Shareholder, as the case may be, and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company and/or the Shareholder. The Transaction Agreements have been duly executed by the Company and/or the Shareholder, as the case may be and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company and the Shareholder, as the case may be, enforceable against the Company and the Shareholder in accordance with their respective terms.

(c)           Organizational Documents. The Company has delivered or made available to HRD true and correct copies of the Articles of Incorporation and bylaws of CCI and the articles of organization and limited liability company operating agreement of EZRX and any other organizational documents of CCI and EZRX, each as amended, and each such instrument is in full force and effect (the “Organizational Documents”). To the knowledge of Shareholder, the Company is not in violation of any of the provisions of the Organizational Documents.

(d)           Capitalization. The capitalization of each of CCI and EZRX is set forth in Section 2.1(d) to the Company Disclosure Schedule. None of the Company Securities are entitled to preemptive or similar rights, nor is any holder of Company Securities entitled to statutory preemptive or similar rights arising out of any written agreement with the Company. There are no outstanding options, warrants, rights to subscribe to or calls relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock of CCI or Interest of EZRX or contracts by which the Company is or may become bound to issue additional Company Securities or securities or rights convertible or exchangeable into Company Securities.

(e)           Title to the Company Securities. The Company Securities are duly authorized, validly issued and, in the case of the CCI Shares, fully paid and non-assessable. The Company Securities are owned of record and beneficially by the Shareholder, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, “Liens”).

(f)            No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Company and the Shareholder, as the case may be, and the consummation by the Company and the Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Organizational Documents; (ii) to the knowledge of Shareholder, conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing a debt or otherwise) to which the Company or the Shareholder is a party or by which any property or asset of the Company or the Shareholder is bound or affected; or (iii) to the knowledge of Shareholder, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Shareholder is subject (including federal and state securities laws and regulations), except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a Company Material Adverse Effect. To the knowledge of Shareholder, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Company Material Adverse Effect.

6 | Page

(g)           Filings, Consents and Approvals. To the knowledge of the Shareholder, neither the Company nor the Shareholder is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company or the Shareholder, as the case may be, of the Transaction Agreements.

(h)           Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or the Shareholder, threatened against or affecting the Company or the Shareholder or any of their respective properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) (i) that adversely affects or challenges the legality, validity or enforceability of the Transaction Agreements or the Company Securities; or (ii) that could, individually or in the aggregate, reasonably be expected to have or result in a Company Material Adverse Effect.

(i)            No Default or Violation. To the knowledge of the Shareholder, neither the Company nor the Shareholder (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Shareholder), nor has the Company or the Shareholder received notice of a claim that it or he is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or him or any of its or his properties is bound; (ii) is in violation of any order of any court, arbitrator or governmental body; or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, reasonably be expected to have or result in a Company Material Adverse Effect.

(j)            Financial Statements; Books and Records; Accounts Receivable.

(i)          On or before the August 15, 2017, the Company will deliver to HRD (A) combined financial statements of the Company for the years ended December 31, 2016 and December 31, 2015; which have been audited by an independent public accounting the Shareholder firm; and (B) unaudited combined financial statements of the Company for the six months ended June 30, 2017 and June 30, 2016, which shall, upon delivery, be deemed to be attached hereto as Section 2.1(j)(i) of the Company Disclosure Schedule as of the Effective Date (the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with the Company’s historical accounting practices consistently applied during the periods involved and fairly present in all material respects the financial position of the Company on a combined basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

7 | Page

(ii)         The books and records of the Company are complete and correct in all material respects.

(iii)        Section 2.1(j)(iii) of the Company Disclosure Schedule sets forth a true and correct listing, description and aging report of the accounts receivable of the Company Business as of the close of business on the date set forth therein (the “Accounts Receivable”). The Accounts Receivable reflected thereon are or will be, to the extent not previously collected in full, true and valid obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practices and owed to the Company by unaffiliated third parties. Except as set forth in Section 2.1(j)(iii) of the Company Disclosure Schedule, the Company has not permitted or agreed to any extension in the time for billing or payment of any such accounts receivable other than in the ordinary course of business consistent with past practice. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible, net of the respective reserves shown on the balance sheets contained in the Company Financial Statements (which reserves, as of the Effective Date are, and as of the Closing Date will be adequate and calculated consistent with past practices). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

(k)           Absence of Certain Changes. Since the date of the latest balance sheet included in the Company Financial Statements (the “Balance Sheet Date”), the Company has been operated, in the ordinary course and consistent with past practice and, in any event, there has not been: (i) any material adverse change in the business, condition (financial or otherwise), operations, results of operations or prospects of the Company; (ii) any loss or threatened or contemplated loss, of business of any customers or suppliers of the Company which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect; (iii) any loss, damage, condemnation or destruction to any of the properties of the Company (whether or not covered by insurance); (iv) any borrowings by the Company other than trade payables arising in the ordinary course of the business and consistent with past practice; or (v) any sale, transfer or other disposition of any of the assets other than in the ordinary course of the business and consistent with past practice.

8 | Page

(l)            Intentionally Deleted.

(m)          Contracts. Section 2.1(m) of the Company Disclosure Schedule sets forth a list of all contracts, agreements, leases, licenses, permits, commitments and arrangements of the Company (the “Contracts”). The Company is not alleged to be in default, nor to the knowledge of the Shareholder is there any basis for the Company or any other party, under any of the Contracts and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or the Shareholder, or any other party thereto. All of the Contracts are in full force and effect, will continue in full force and effect after the Closing without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or making of any filing with, any third party. The Contracts are valid and enforceable against the Company and to the knowledge of the Shareholder, the other parties thereto. Neither the Company nor the Shareholder has received any notice of the intention of any party to terminate, or substantially reduce the volume of its purchases, sales, products or advertisements under, any Contract.

(n)           Tax Matters.

(i)          The Company has filed all federal, state and local tax returns of any kind required to be filed (“Tax Returns”) and has paid all taxes and other charges due or claimed to be due with respect to its taxing authorities (“Taxes”). No taxing authority in any jurisdiction has made a claim, assertion or threat to the Company or the Shareholder that the Company is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Company’s property or assets except for property taxes which are not yet due; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the Effective Date.

(ii)         Neither the Company nor any person acting on behalf of the Company has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”) or any similar provision of state or local law; or (b) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local law.

(iii)        There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company, nor is any such claim or dispute pending or contemplated. The Company has delivered to HRD true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Company, if any, since its inception and any and all correspondence with respect to the foregoing.

(o)           Labor Matters.

(i)          Section 2.1(o) of the Company Disclosure Schedule sets forth the name of each employee of the Company and a description of their compensation.

(ii)         There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. To the knowledge of the Shareholder, no material labor dispute exists or is imminent with respect to any of the employees of the Company.

9 | Page

(iii)        To the knowledge of the Shareholder, the Company is in full compliance with all federal, state and local laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. To the knowledge of the Shareholder, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing laws.

(p)           Employee Benefits.

(i)          The Company does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former manager, director, officer or employee of the Company. There are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company and any current or former manager, Director, officer or employee of the Company, nor does the Company have any general severance plan or policy.

(ii)         The Company does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former managers, directors, officers, employees or consultants of the Company.

(iii)        Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each manager, director, officer, employee and consultant of the Company, will result in (A) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company; (B) any increase in the amount of compensation or benefits payable to any such individual; or (C) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No arrangement or other Contract of the Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

(q)           Intellectual Property Rights. Section 2.1(q) of the Company Disclosure Schedule sets forth a list of all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights owned by the Company or that the Company has the right to use (collectively, the “Intellectual Property Rights”). The Intellectual Property Rights constitute all the intellectual property rights that are necessary or material for use in connection with the Company’s business, except where the failure to own or have the right to use an Intellectual Property Right could not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Shareholder, all the Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

10 | Page

(r)            Regulatory Permits. The Company possesses the certificates, authorizations and permits issued by the appropriate federal, state or local regulatory authorities listed in Section 2.1(r) of the Company Disclosure Schedule (the “Permits”). To the knowledge of the Shareholder, the Permits constitute all the Permits necessary for the conduct of the Company’s business except where the failure to possess such permits, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor the Shareholder has received any notice of proceedings relating to the revocation or modification of any Permit.

(s)           Title to Assets. The Company does not own any real property. The real property leased by the Company and the terms of such leases are described in Section 2.1(s) of the Company Disclosure Schedule. The Company has good and marketable title to or valid leasehold interests in all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

(t)            Intentionally Deleted.

(u)           Intentionally Deleted.

(v)           Brokers’ Fees. No fees or commissions will be payable by the Company or the Shareholder to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(w)          Intentionally Deleted.

2.2           Investment Representations of the Shareholder. The Shareholder represents and warrants to HRD that as of the Effective Date and as of the Closing Date (except where another date or period of time is specifically stated herein for a representation or warranty):

(a)           Investment Intent. The Shareholder is acquiring the HRD Shares for his own account. The Shareholder is acquiring his HRD Shares for investment purposes only and not with a view to or for distributing or reselling the HRD Shares or any part thereof or interest therein, without prejudice, however, to the Shareholder’s right at all times to sell or otherwise dispose of all or any part of the HRD Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and in compliance with applicable state securities laws or under an exemption from such registration.

(b)           Status. The Shareholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

11 | Page

(c)           Experience of the Shareholder. The Shareholder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the HRD Shares, and has so evaluated the merits and risks of such investment.

(d)           Ability of Shareholder to Bear Risk of Investment. The Shareholder is able to bear the economic risk of an investment in the HRD Shares and, at the present time, is able to afford a complete loss of such investment.

(e)           Access to Information. The Shareholder acknowledges that he has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of HRD concerning the terms and conditions of the issuance of the HRD Shares and the merits and risks of investing in the HRD Shares; (ii) access to information about HRD and HRD’s financial condition, results of operations, business, properties, management and prospects sufficient to enable the Shareholder to evaluate his investment; and (iii) the opportunity to obtain such additional information that HRD possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained herein.

(f)            Reliance. The Shareholder understands and acknowledges that (i) the HRD Shares are being offered and sold to the Shareholder without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws; and (ii) the availability of such exemption depends in part on, and HRD will rely upon the accuracy and truthfulness of, the foregoing representations and the Shareholder hereby consents to such reliance.

(g)           Transfer Restrictions.

(i)       The HRD Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of the HRD Shares other than pursuant to an effective registration statement, HRD may require the transferor thereof to provide to HRD an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to HRD, to the effect that such transfer does not require registration of such transferred securities under the Securities Act and applicable state securities laws.

(ii)       The Shareholder agrees to the imprinting, so long as is required under the Securities Act and the rules and regulations thereunder, or an appropriate restrictive legend on the certificates evidencing the HRD Shares.

12 | Page

2.3          Representations and Warranties of HRD. HRD hereby represents and warrants to the Shareholder that as of the Effective Date and the Closing Date (except where another date or period of time is specifically stated herein for a representation or warranty), except as set forth in the SEC Documents:

(a)        Organization and Qualification. HRD is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. HRD is not qualified to do business as a foreign corporation in any other jurisdiction, there being no jurisdiction in which the current character of its business requires such qualification. HRD has no subsidiaries.

(b)          Authorization; Enforcement. HRD has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Transaction Agreements to which HRD is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by HRD of the Transaction Agreements to which it is a party and the consummation by HRD of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of HRD and no further action is required by HRD or its board of directors or shareholders. The Transaction Agreements have been duly executed by HRD and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of HRD enforceable against HRD in accordance with their respective terms. HRD is not in violation of any of the provisions of its articles of incorporation or bylaws.

(c)          Capitalization. The number of authorized, issued and outstanding shares of capital stock of HRD prior to the consummation of the transactions contemplated hereby, is as set forth in the SEC Documents. No shares of capital stock of HRD are entitled to preemptive or similar rights, nor is any holder of capital stock of HRD entitled to statutory preemptive or similar rights arising out of any agreement or understanding with HRD. Except for the Private Placement and the issuance of the options to the employees of the Company as contemplated by this Agreement, there are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of capital stock of HRD, or contracts, commitments, understandings, or arrangements by which HRD is or may become bound to issue additional shares of capital stock of HRD, or securities or rights convertible or exchangeable into shares of capital stock of HRD.

(d)          Issuance of the HRD Shares. The HRD Shares are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

13 | Page

(e)          No Conflicts. The execution, delivery and performance by HRD of the Transaction Agreements to which it is a party and the consummation by HRD of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of HRD’s articles of incorporation or bylaws (each as amended through the date hereof); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing a HRD debt or otherwise) to which HRD is a party or by which any property or asset of HRD is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which HRD is subject (including federal and state securities laws and regulations), or by which any property or asset of HRD is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of HRD.

(f)          Filings, Consents and Approvals. HRD is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state or local governmental authority or other person in connection with the execution, delivery and performance by HRD of the Transaction Agreements, other than filings to be made subsequent to the Closing to report the transactions contemplated hereby as required by the Securities Act, the Exchange Act, applicable state securities laws and the rules and regulations promulgated thereunder.

(g)           Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of HRD, threatened against or affecting HRD or any of its properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) (i) that adversely affects or challenges the legality, validity or enforceability of the Transaction Agreements or the HRD Shares or (ii) that could, individually or in the aggregate, reasonably be expected to have or result in a HRD Material Adverse Effect.

(h)          No Default or Violation. HRD (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by HRD), nor has HRD received written notice of a claim that it is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound; (ii) is not in violation of any order of any court, arbitrator or governmental body; or (iii) is not in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, reasonably be expected to have or result in a HRD Material Adverse Effect.

(i)          Private Offering. Assuming the accuracy of the representations and warranties of the Shareholder set forth in Section 2.2 of this Agreement, the offer, issuance and sale of the HRD Shares to the Shareholder as contemplated hereby is exempt from the registration requirements of the Securities Act and applicable state securities laws. Neither HRD nor any person acting on HRD’s behalf has taken any action that could subject the issuance of the HRD Shares to the registration requirements of the Securities Act and applicable state securities laws.

14 | Page

(j)          SEC Documents; Financial Statements. HRD has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, during such period as HRD was required by law to file such material (the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. All material agreements to which HRD is a party or which are otherwise required to be filed as exhibits to the SEC Documents have been so filed. The financial statements of HRD included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of HRD as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k)          Brokers Fees. Except for fees to be paid by HRD to RHK Capital at Closing with respect to financing to be used to consummate the transactions contemplated hereby, no fees or commissions will be payable by HRD to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

ARTICLE III

CONDUCT PRIOR TO CLOSING

3.1           Conduct of Business. At all times during the period commencing with the Effective Date and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, the Company shall (a) carry on its business in the usual, regular and ordinary course of business, in substantially the same manner as heretofore conducted; (b) pay or perform its material obligations when due; (c) use its commercially reasonable efforts, consistent with past practice and policies, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings; and (d) keep its business and properties substantially intact, including its operations, physical facilities and working conditions. In furtherance of the foregoing and subject to applicable law, the Company shall confer with HRD prior to taking any material actions or making any material management decisions with respect to the conduct of the business of the Company.

3.2           Intentionally Deleted.

3.3           Access to Information. The Shareholder shall cause the Company to afford HRD, its accountants, counsel and other representatives, reasonable access, during normal business hours, to the properties, books, records and personnel of the Company at any time prior to Closing in order to enable HRD to obtain all information concerning the business, assets and properties, results of operations and personnel of the Company as HRD may reasonably request.

15 | Page

3.4          Legal Requirements. The Parties shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including, without limitation, furnishing all information required in connection with approvals of or filings with any governmental authority, and prompt resolution of any litigation prompted hereby), and shall promptly cooperate with, and furnish information to, the other Parties to the extent necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE IV

CONDITIONS TO CLOSING

4.1          Conditions to Obligation of the Parties Generally. The Parties shall not be obligated to consummate the transactions to be performed by each of them in connection with Closing if, on the Closing Date, any Action shall be pending or threatened before any governmental authority wherein an order or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (iii) any law or order which would have any of the foregoing effects shall have been enacted or promulgated by any governmental authority; or (iv) there is no consummation of all required definitive instruments and agreements.

4.2        Conditions to Obligation of the Company and the Shareholder. The obligations of the Company and the Shareholder to enter into and perform their respective obligations under this Agreement are subject, at the option of the Company and the Shareholder, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company and the Shareholder in writing:

(a)           The representations and warranties of HRD set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date;

(b)           HRD shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           No action, suit, or proceeding shall be pending or, to the knowledge of HRD, threatened before any governmental authority wherein an order or charge would (i) affect adversely the right of the Shareholder to own the HRD Shares; or (ii) affect adversely the right of HRD to own its assets or to operate its business (and no such order or charge shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority;

(d)           No event, change or development shall exist or shall have occurred since December 31, 2016 that has had or is reasonably likely to have a Material Adverse Effect on HRD;

16 | Page

(e)           All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by HRD for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by HRD and HRD shall have delivered proof of same to the Company and the Shareholder;

(f)            HRD shall have filed all reports and other documents required to be filed by it under the Securities Act and/or the Exchange Act through the Closing Date;

(g)           HRD shall have delivered to the Company and the Shareholder a certificate, dated the Closing Date, executed by an officer of HRD, certifying the satisfaction of the conditions specified in Sections 4.2(a) through 4.2(f), inclusive relating to HRD;

(g)           HRD shall have delivered to the Company and the Shareholder a certificate duly executed by an officer of HRD and dated as of the Closing Date, as to the resolutions as adopted by HRD’s board of directors, in a form reasonably acceptable to the Company, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; and

(h)           All actions to be taken by HRD in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel to the Company and the Shareholder.

4.3             Conditions to Obligation of HRD. The obligations of HRD to enter into and perform its obligations under this Agreement are subject, at the option of HRD, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by HRD in writing:

(a)          The representations and warranties of the Company and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date;

(b)          The Company and the Shareholder shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

(c)          No action, suit, or proceeding shall be pending or, to the knowledge of the Company or the Shareholder, threatened before any governmental authority wherein an order or charge would (i) affect adversely the right of HRD to own the Company Securities; or (ii) affect adversely the right of the Company to own its assets or to operate its business (and no such Order or charge shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority;

17 | Page

(d)          No event, change or development shall exist or shall have occurred since the Balance Sheet Date that has had or is reasonably likely to have a Material Adverse Effect on the Company;

(e)          All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Company and the Shareholder and the Company and the Shareholder shall have delivered proof of same to the HRD;

(f)           The Company shall have delivered to HRD a certificate, dated the Closing Date, executed by an officer of each of CCI and EZRX, certifying the satisfaction of the conditions specified in Sections 4.3(a) through 4.3(e), inclusive, relating to the Company;

(g)          The Shareholder shall have delivered to HRD a certificate, dated the Closing Date, executed by the Shareholder, certifying the satisfaction of the conditions specified in Sections 4.3(a) through 4.3(b) relating to the Shareholder;

(h)           HRD shall have, contemporaneously with the Closing, consummated financing in an amount and on terms satisfactory to it in its reasonable discretion to pay the Cash Purchase Price and HRD agrees to use its best efforts to secure such financing between the Effective Date and the Closing Date; and

(j)           All actions to be taken by the Company and the Shareholder in connection with consummation of the transactions contemplated hereby and all payments, certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to HRD.

ARTICLE V

TERMINATION

5.1             Grounds for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a)           by the mutual written agreement of the Parties;

(b)           by the Company and the Shareholder (by written notice of termination from the Company and the Shareholder to HRD, in which reference is made to this subsection) if Closing has not occurred on or prior to August 31, 2017, or such later date as may be agreed to by the Parties in writing (the “Termination Date”), unless the failure of Closing to have occurred is attributable to a failure on the part of the Company or the Shareholder to perform any material obligation to be performed by the Company or the Shareholder pursuant to this Agreement prior to Closing;

18 | Page

(c)           by HRD (by written notice of termination from HRD to the Company and the Shareholder, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of Closing to have occurred is attributable to a failure on the part of HRD to perform any material obligation required to be performed by HRD pursuant to this Agreement prior to Closing;

(d)           by HRD or the Company (by written notice of termination from such Party to the other Parties) if a court or other governmental authority of competent jurisdiction shall have issued a final non-appealable order, or shall have taken any other action having the effect of, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 5.1(d) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(e)           by HRD, the Company or the Shareholder (by written notice of termination from such Party to the other Parties) if any event shall occur after the date hereof that shall have made it impossible to satisfy a condition precedent to the terminating Party’s obligations to perform its obligations hereunder, unless the occurrence of such event shall be due to the failure of the terminating Party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Party prior to Closing;

(f)            by the Company or the Shareholder (by written notice of termination from the Company or the Shareholder to HRD, in which reference is made to this subsection) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect regarding HRD, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to HRD;

(g)           by HRD (by written notice of termination from HRD to the Company and the Shareholder, in which reference is made to this subsection) if, since the date of this Agreement, there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to the Company;

(h)           by the Company or the Shareholder (by written notice of termination from the Company or the Shareholder to HRD, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if any of HRD’s (i) representations and warranties shall have been materially inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 4.2(a) would not be satisfied and such inaccuracy has not been cured by HRD within five (5) business days after its receipt of written notice thereof; or (ii) covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 4.2(b) would not be satisfied; or

19 | Page

(i)            by HRD (by written notice of termination from HRD to the Company and the Shareholder, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if any of the Company’s or the Shareholder’s (i) representations and warranties shall have been materially inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 4.3(a) would not be satisfied and such inaccuracy has not been cured by the Company or the Shareholder within five (5) business days after its receipt of written notice thereof; or (ii) covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 4.3(b) would not be satisfied.

5.2             Procedure and Effect of Termination. In the event of the termination of this Agreement by HRD or the Company and/or the Shareholder pursuant to Section 5.1, written notice thereof shall forthwith be given to the other Party or Parties. If this Agreement is terminated as provided herein (a) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; provided, that each Party may retain one copy of all such documents for archival purposes in the custody of its outside counsel; and (b) all filings, applications and other submission made by any party to any person, including any governmental authority, in connection with the transactions contemplated hereby shall, to the extent practicable, be withdrawn by such party from such person.

5.3          Effect of Termination. If this Agreement is terminated pursuant to Section 5.1 hereof, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Sections 2.1(v) and 2.3(k); (b) Section 5.2 and this Section 5.3; and (c) Article VI.

ARTICLE VI

SURVIVAL; INDEMNIFICATION

6.1          Survival. All representations, warranties, covenants, and obligations of the Parties in this Agreement shall survive Closing for a period of one (1) year after which they shall be of no further force and effect, other than those set forth in Sections 2.1(a) through 2.1(e), and Sections 2.3(a) through 2.3(d), which shall survive indefinitely, and those set forth in Section 2.1(n), which shall survive until forty-five (45) days after the expiration of applicable statutes of limitations.

6.2          Indemnification by the Company and the Shareholder. The Company and the Shareholder, jointly and severally, shall indemnify HRD and hold HRD and HRD’s directors, officers, employees and agents harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any material breach of any representation or warranty made by the Company or the Shareholder in this Agreement or any of the other Transaction Agreements; or (b) any material breach of any covenant or agreement made by the Company or the Shareholder in this Agreement or any of the other Transaction Agreements.

20 | Page

6.3          Indemnification by HRD. HRD shall indemnify the Company and the Shareholder and hold the Company and the Shareholder harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any material breach of any representation or warranty made by HRD in this Agreement or in any of the other Transaction Agreements; (b) any material breach of any covenant or agreement made by HRD in this Agreement or in any of the other Transaction Agreements; or (c) with respect to the Shareholder, any obligation of the Company pursuant to the Continuing Liabilities or otherwise related to the operation of the Company after the Closing.

6.4          Notice to Indemnitor; Right of Parties to Defend. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party (“Indemnitor”) under this Article VI, an indemnified party (“Indemnitee”) shall notify the Indemnitor in writing of such claim and include a detailed description within such notice. The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor’s reasonable direction and at Indemnitee’s sole cost and expense. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto. In no event, shall any such claim be settled without the Indemnitor’s consent.

ARTICLE VII
MISCELLANEOUS

7.1          Further Cooperation. In case at any time after Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request provided the requesting Party shall bear the reasonable expenses of the other Party in obtaining the same.

7.2        Fees and Expenses. Each Party shall pay the fees and expenses of its or his advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiations, preparation, execution, delivery and performance of this Agreement.

7.3          Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto and the Company Disclosure Schedule, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Agreement, the Exhibits hereto and the Company Disclosure Schedule.

21 | Page

7.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing, shall be delivered by nationally recognized overnight courier and shall be deemed given and effective upon receipt. The address for such notices and communications shall be as follows:

If to HRD:	18851 N.E. 29th Avenue
Suite 700
Aventura, FL 33180
Attention: President

If the Company or the Shareholder:	PO Box 1784
Bentonville, AR 72712
Attention: Mr. Hunter Burroughs

or such other address as may be designated in writing hereafter, in the same manner, by such Party.

7.5          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by all the Parties; or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6        Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns, as the case may be. No Party may assign this Agreement or any of the rights or obligations hereunder without the written consent of each of the other Parties.

7.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts sitting in Miami-Dade County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the interpretation or enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

22 | Page

7.10          Attorneys’ Fees. In any suit, action or proceeding brought with respect to interpretation or enforcement of this Agreement, the prevailing Party shall be entitled to recover attorneys’ fees and costs at both the trial and appellate levels from the non-prevailing Party.

7.11          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile, .PDF or other electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature page were an original thereof.

7.12          Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

{Remainder of Page Intentionally Left Blank; Signatures to Follow}

23 | Page

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HRD:

HEALTH-RIGHT DISCOVERIES, INC.

By:	/s/ David Hopkins
David Hopkins, President

THE COMPANY:

COMMON COMPOUNDS, INC.

By:	/s/ Hunter Burroughs
Hunter Burroughs, President

EZPHARMARX, LLC

By:	/s/ Hunter Burroughs
Hunter Burroughs, President

THE SHAREHOLDER:

/s/ Hunter Burroughs
Hunter Burroughs